Exhibit 10.1

THIS LEASE IS SUBJECT TO STRICT REQUIREMENTS FOR ONGOING REGULATORY COMPLIANCE BY THE PARTIES HERETO, INCLUDING, WITHOUT LIMITATION, REQUIREMENTS THAT THE PARTIES TAKE NO ACTION IN VIOLATION OF EITHER THE MICHIGAN MARIJUANA ACT OR THE GUIDANCE OR INSTRUCTION OF THE REGULATORS THEREUNDER. THIS LEASE CONTAINS SPECIFIC REQUIREMENTS AND COMMITMENTS BY THE PARTIES TO MAINTAIN FULLY THEIR RESPECTIVE COMPLIANCE WITH THE MICHIGAN MARIJUANA ACT AND THE REGULATORS THEREUNDER.

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made as of this ___ day of September, 2021 (the “Effective Date”), by and between PW MI CanRE Marengo LLC, a Michigan LLC, with an address of which for notice purposes is C/O Power REIT, 301 Winding Road, Old Bethpage, New York 11804 (“Landlord”) and Marengo Cannabis LLC, a Michigan LLC with an address of which for noticc purposes is C/O Millennium Investment & Acquisition Co. Inc., 301 Winding Road, Old Bethpage, New York 11804 (“Tenant”).

WHEREAS, on or prior to the date hereof, Landlord has acquired all of the right, title and interest in that certain approximately twelve (12) acre parcel of land located at 22695 J Dr N, Marshall, MI 49068, together with the interests, easements, rights, benefits, improvements and attached fixtures appurtenant thereto, and all interest of Seller in vacated streets and alleys adjacent thereto except as herein excluded (Property); and

WHEREAS, as a condition of this Lease, Millennium Cannabis LLC, (the “Guarantor”) has agreed to unconditional guarantee the payment and performance of this Lease pursuant to the terms and conditions of those certain guarantees executed and delivered of even date herewith;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant, intending to be legally bound, enter into the Lease on the following terms, conditions and covenants:

1.             PROPERTY; TERM.

1.1        PREMISES. On or prior to the date hereof, Landlord has acquired the Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Property, being that certain property for all purposes of this Lease and irrespective of any variation thereof which might ever be determined by measurement (together, the land and Buildings shall be referred to as the “Premises”). The Premises is situated on the real property described in Exhibit 1 attached hereto.

1.2       LEASE TERM.

(a)       Initial Term. The initial term of this Lease (“Initial Term”) shall be two hundred forty (240) full calendar months from the Effective Date, plus the portion of the month in which the Effective Date occurs if the Effective Date is other than the first day of the month. Each Option Term (as defined below) shall be twenty (20) years in duration.

(b)       Options to Renew. Provided Tenant is not in default of any of the terms or conditions of the Lease beyond the applicable notice and cure period at the time of exercise, Tenant is granted two (2) successive options (each, an “Option Term”, collectively, the “Option Terms”, and successively the “First Option Term” and the “Second Option Term”) to extend the term of the Lease following the initial Term and then following the First Option Term if so exercised, upon the following terms and conditions. The Tenant shall deliver written notice of its intent to exercise each Option Term, delivering such written notice to Landlord prior to but not after the date which is 365 days prior to the expiration of the initial Term (as to the First Option Term) or 365 days prior to the expiration of the First Option Term (for the Second Option Term), but no earlier than the date which is fifteen (15) months prior to the expiration of the then current Term. Subject to the conditions herein expressed, delivery of the written notice of the intent to exercise the then applicable Option Term shall irrevocably commit the Tenant to the Option Term so exercised. Each Option Term shall be subject to all the terms, covenants and conditions of the Lease, except as modified by this provision (meaning, no further options will be re-imposed, subject only to the Second Option Term). If Tenant does not so exercise any such Option Term in the time and manner herein provided, time being strictly of the essence, any and all of Tenant’s option rights for the Option Term at bar (and any otherwise succeeding Option Term) shall irrevocably be deemed waived. The Base Rent and monthly installments thereof for each year of each Option Term shall be as specified on the attached Rent Schedule, if exercised.

The Initial Term, as so extended in accordance with the terms hereof, shall be referred to hereinafter as the “Term.” Tenant shall have no right to operate its business on the Premises until Tenant has provided Landlord with a certificate of insurance evidencing the insurance coverages that Tenant is obligated to maintain pursuant to this Lease together with a copy of the validly issued and currently effective Michigan State licenses to operate a grow/processing facility for medical marijuana issued to each of the each of the Tenant Parties that will be operating on the Premises. Notwithstanding the foregoing, Tenant is expressly permitted to make the Improvements on the Premises prior to receipt of all Cannabis Use Permits (defined below) For these purposes the “Cannabis Use Permits” are defined as follows is defined as follows:

1.2.1       Cannabis Use Permits: Tenant acknowledges and agrees, and Landlord requires, that Tenant shall secure all State of Michigan and all Marengo Township, Michigan required licenses and approvals of all applicable jurisdictions and regulatory bodies, including those required under The Michigan Marijuana Act (“Marijuana Code”), enforced by the Michigan Marijuana Regulatory Agency (“MRA”), a division of the Michigan Department of Licensing and Regulatory Affairs (“LARA”), collectively referred to as “Cannabis Use Permits”, and any and all applicable rules, and regulations promulgated pursuant thereto, as such may be amended or substituted from time to time, to operate for its intended marijuana cultivation facility, and any other permitted use per Tenant’s permit, including without limitation, those necessary to be in compliance with the Marijuana Code. Tenant shall evidence all such Cannabis Use Permits by providing a copy of same to Landlord. Tenant covenants and agrees that during the Term of this Lease Tenant shall use its best efforts to keep all such Cannabis Use Permits in full force and effect with the State of Michigan at that time and to materially comply with all applicable laws, rules and regulations including the Marijuana Code.

1.2.2       Zoning Approvals: Tenant Parties represent and warrant that prior to commencement of operations, they will have obtained and will maintain all required state and local permits, licenses and approvals, including any local land use and zoning permits necessary for their construction of the Buildings and all related improvements, collectively referred to as Permits and Approvals, and none of the Permits and Approvals have been appealed. Tenant Parties further represent and warrant that they have provided copies of all Permits and Approvals to Landlord.

1.2.3 Landlord’s Right of Termination for Legal Climate Risk Change: If at any time during the Term(s) of the Lease, the legal landscape in which Michigan sanctioned and approved use herein contemplated interplays with the Federal Issues (defined below), is altered such that there has occurred or there is imminent to occur (or actually occurring) a seizure of Landlord’s property, or imminent to occur (or actually occurring) Federal action to impose or seek criminal sanctions or civil forfeiture upon Landlord or any of its assets by reason of this Lease and/or the related activities contemplated herein to occur (or occurring), then Landlord may terminate the Lease upon 30 days’ prior written notice to Tenant of termination, whereupon the Lease shall be deemed and treated as though it had naturally expired on the indicated termination date set forth in such notice, unless Tenant is able to prevent or cure, as applicable, the material adverse consequence prior to such termination date and provided further, during such thirty (30) day period, Tenant shall cease any operation or activity to the extent necessary to address the actual threat to Landlord as credibly presented and communicated in writing to Tenant. Landlord expressly acknowledges, however, that the current legal landscape as of the Effective Date hereof, including the current status of Federal Issues, shall not in and of itself constitute such a legal climate risk change permitting any such termination. Upon any such termination, Landlord shall not have any obligation to reimburse or recompense Tenant for any costs Tenant has incurred related to Tenant’s improvements of the Premises; the Buildings shall remain on the Property; and in any event rents and charges hereunder shall remain due and owing through any actual termination date arising.

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2.       RENT AND OTHER CHARGES.

2.1       BASE RENT. Tenant agrees to pay monthly rent (“Base Rent”) on the first day of each month of the Term, together with any and all rental, sales or use taxes levied by any governmental body for the use or occupancy of the Premises and any rent or other charges payable hereunder in accordance with the column entitled “Monthly Rent” on the Rent Schedule attached as Exhibit 3.

2.1.1       FEDERAL LEGALIZATION. In the event of the federal legalization of the recreational use of cannabis in the United States, the monthly rent will be adjusted such that the amount due will be the amount listed in the column entitled “Rent if Reset” in the Rent Schedule attached as Exhibit 3 (the “Rent if Reset”).

2.1.2       Rent Payment Address: Base Rent or the Rent if Reset, as applicable, (and any and all other items of rent, additional rent or sums due Landlord hereunder) shall be paid without demand, without necessity of notice, without reduction, without set off and without deduction in wire transfer of immediately available funds or by check or money order to Landlord at 301 Winding Road, Old Bethpage, New York 11804 or such other address as Landlord directs in writing from time to time at least 30 days prior to next rental installment where such writing is given in accordance with the notice provisions of this Lease. Rent may NOT be paid in cash.

2.2        LATE CHARGES. If any Base Rent or other payment due under this Lease is not received by Landlord within five (5) days of the due date of such payment, Tenant shall pay, in addition to such payment a late charge equal to the greater of (i) three percent (3.0%) of the payment which is past due or (ii) Two Hundred Fifty and No/100 Dollars ($250.00). If any payment due from Tenant shall remain overdue for more than ten (10) days, interest shall accrue daily on the past due amount from the date such amount was due until paid or judgment is entered at a rate equivalent to the lesser of ten percent (10%) per annum and the highest rate permitted by law. Interest on the past due amount shall be in addition to and not in lieu of the five percent (3.0%) late charge or any other remedy available to Landlord.

2.3       ADDITIONAL RENT. This Lease shall be deemed to be a “triple net” lease, it being the express understanding and intent of Landlord and Tenant that the Base Rent or Rent if Reset, as applicable, due hereunder shall be absolutely net to Landlord and that all costs and expenses for the Premises, to the extent practicable, shall be paid directly to the applicable service provider or entity charging such expense by Tenant. Except as otherwise expressly set forth herein, Tenant shall pay all expenses arising in connection with the Premises, including without limitation, all Operating Expenses (as hereinafter defined). All charges payable by Tenant under the terms of this Lease other than Base Rent or Rent if Reset, as applicable, are called “Additional Rent.” The term “Rent” shall mean Base Rent and Additional Rent.

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2.4       OPERATING EXPENSES.

2.4.1       DEFINITIONS. For all purposes of this Lease, the following terms shall have the meanings ascribed to them herein.

2.4.1.1       “Operating Expenses” shall mean any reasonable and actual expenses incurred whether by Landlord or by others on behalf of Landlord, arising out of Landlord’s maintenance, operation, management, insuring, repair, replacement (if such replacement is generally regarded in the industry as increasing operating efficiency or is required under any Applicable Law that was not in effect or not applicable to the Property on the Effective Date) and administration of the Buildings and the Premises including, without limitation: (i) all real estate, personal property and other ad valorem taxes, and any other levies, charges, local improvement rates, and assessments whatsoever assessed or charged against the Buildings, the Premises and the equipment and improvements owned by Landlord therein contained, including any amounts assessed or charged in substitution for or in lieu of any such taxes, excluding only income or capital gains taxes imposed upon Landlord, and including all fees and costs associated with the appeal of any assessment on taxes; (ii) insurance that Landlord is obligated or permitted to obtain under this Lease and any reasonable industry standard deductible amount applicable to any claim made by Landlord under such insurance; and (iii) dues and assessments under any applicable deed restrictions or declarations of covenants and restrictions.

2.4.1.2       Operating Expenses shall, however, exclude: (i) interest and amortization on mortgages and other debt costs or ground lease payments, if any; (ii) depreciation of Buildings and other improvements (except permitted amortization of certain capital expenditures); (iii) legal fees in connection with leasing, tenant disputes or enforcement of leases; (iv) real estate brokers’ commissions or marketing costs; (v) improvements or alterations to tenant spaces not required by law or Landlord’s insurance underwriting standards; (vi) the cost of providing any service directly to, and paid directly by, any tenant; (vii) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a warranty or other such third party (such proceeds to be deducted from Operating Expenses in the year in which received); and (viii) capital expenditures, except those (a) made primarily to reduce Operating Expenses or increases therein, or to comply with laws or insurance requirements (excluding capital expenditures to cure violations of laws or insurance requirements that existed prior to the date of this Lease), or (b) for replacements (as opposed to additions or new improvements); provided, any such permitted capital expenditure shall be amortized (with interest at the prevailing loan rate available to Landlord when the cost was incurred) over: (x) the period during which the reasonable estimated savings in Operating Expenses equals the expenditure, if applicable, or (y) the useful life of the item as reasonably determined by Landlord, but in no event fewer than five (5) years nor more than ten (10) years.

2.4.2       PAYMENT OF OPERATING EXPENSES. In addition to the payment of Base Rent or Rent if Reset, as applicable, Tenant shall pay to Landlord all Operating Expenses in accordance with the terms hereof. Landlord shall bill Tenant for its Operating Expenses as incurred and such payment will be due in full with the next monthly rent payment. All such amounts are deemed items of additional rent and are subject to sales tax (if applicable) which Tenant shall pay together with all such moneys as and when paid to Landlord.

2.4.3       UTILITIES; JANITORIAL SERVICES.

2.4.3.1       Utilities at the Premises. Tenant shall be solely responsible for and shall promptly pay directly to the service providers all charges for gas, heat, light, electricity, water, sewer, security, power, telephone and any other utility or service used in or servicing the Premises exclusively and all other costs and expenses involved in the care, maintenance, and use thereof and not related to the rest of the Premises. Such charges shall include all security deposits and other charges by utility companies.

2.4.3.2        Property Services. Tenant shall be solely responsible for and shall promptly pay for all window washing, janitorial service and trash and debris removal charges relating to the Premises. Tenant shall maintain the Premises in a clean and orderly fashion.

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3.       USE OF PROPERTY.

3.1       PERMITTED USES. Tenant may use the Premises for a State of Michigan officially sanctioned, approved, permitted and authorized medical marijuana cultivation, processing or distribution facility as further described below, in compliance with all of the Permits and Approvals described above, or for any other use permitted by The Michigan Marijuana Act (the “Permitted Use”); and for no other use or purpose whatsoever if not in compliance with the Permits and Approvals. Tenant shall NOT be permitted to sell any product to be consumed on site whatsoever. Landlord and Tenant acknowledge and agree that the Permitted Use is the intended use to be permitted under this Lease. Notwithstanding anything herein to the contrary, Landlord acknowledges and agrees that Tenant’s Permitted Use shall not be a violation of this Lease while and so long as Tenant is properly licensed, permitted and approved with all Permits and Approvals in good standing (the “Legal Compliance Clarification”).

3.2       COMPLIANCE WITH LAWS.

3.2.1       LANDLORD’S COMPLIANCE. Tenant shall be responsible for any costs associated with making any modifications to the Buildings required pursuant to any federal, state or local laws, ordinances, Buildings codes, and rules and regulations of governmental entities having jurisdiction over the Premises, including but not limited to the Board of Fire Underwriters and the Americans with Disabilities Act (“ADA”), all regulations and orders promulgated pursuant to the ADA, the Marijuana Code (collectively, “Applicable Laws”). Landlord shall comply with any and all Marijuana Code provisions specifically relating to landlords and specifically with respect to ADA for the structure of the Buildings. Further, Tenant shall remain responsible for ADA compliance for its employees and within the Buildings. Notwithstanding the foregoing, Applicable Laws shall not include the Federal Controlled Substances Act and any Federal law that may be violated by virtue of being in violation of the Controlled Substances Act.

3.2.2       TENANT’S COMPLIANCE. Tenant shall materially comply with all Applicable Laws and operational registrations and licenses, including without limitation, the Marijuana Code, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of any nuisances and any violation of Applicable Laws in, upon, or connected with the Premises, all at Tenant’s sole expense. Tenant warrants that all improvements or alterations of the Premises made by Tenant or Tenant’s employees, agents or contractors, either prior to Tenant’s occupancy of the Premises or during the Term, will comply with all Applicable Laws, including any and all on site security requirements set forth under Applicable Laws or as otherwise reasonably required by Landlord given the safety concerns associated with the Permitted Use hereunder. In the event that (i) Tenant’s specific use and occupancy of the Premises, or (ii) any alterations to the Premises performed by or on behalf of Tenant pursuant to this Lease, necessitates or triggers any modifications (including structural modifications) to the Premises or Buildings or alterations to the Buildings systems, the same shall be made by Landlord pursuant to a budget reasonably agreed upon by Landlord and Tenant and promptly reimbursed by Tenant within thirty (30) days after written demand by Landlord, including backup substantiating Tenant’s proportionate share of the expenses. In addition, Tenant warrants that its use of the Premises will be in material compliance with all Applicable Laws subject to the Legal Compliance Clarification.

3.2.3       CANNABIS LAW COMPLIANCE. This Lease is subject to strict requirements for ongoing regulatory compliance by the parties hereto, including, without limitation, requirements that the parties take no action in violation of either the Marijuana Code or the guidance or instruction of the regulators or governing body thereunder. The parties acknowledge and understand that the Marijuana Code and/or the requirements of the regulators thereunder are subject to change and are evolving as the marketplace for state-compliant cannabis businesses continues to evolve. If necessary or desirable to comply with the requirements of the Marijuana Code or the guidance or instruction of the regulators or governing body thereunder, the parties hereby agree to (and to cause their respective affiliates and related parties and representatives to) use their respective commercially reasonable efforts to take all actions reasonably requested to ensure compliance with the Marijuana Code or the guidance or instruction of the regulators or governing body thereunder, including, without limitation, negotiating in good faith to amend, restate, amend and restate, supplement, or otherwise modify this Lease to reflect terms that most closely approximate the parties’ original intentions but are responsive to and compliant with the requirements of the Marijuana Code or the guidance or instruction of the regulators or governing body thereunder. In furtherance, not limitation of the foregoing, the parties further agree to cooperate with any governing body under the Marijuana Code to promptly respond to any informational requests, supplemental disclosure requirements, or other correspondence from the governing body and, to the extent permitted by the governing body, keep all other parties hereto fully and promptly informed as to any such requests, requirements, or correspondence, including, but not limited to, delivering a copy of any correspondence received from the governing body to the other party within three (3) business days of receipt. Notwithstanding the foregoing, (i) Tenant shall be solely responsible for maintaining all necessary permits, licenses, and registrations necessary to conduct the Permitted Use at the Premises and for providing all required notices to the governing body in connection with this Lease; and (ii) Tenant shall be solely responsible for any costs or expenses incurred by Landlord in connection with such permits, licenses, and/or registrations.

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3.3       HAZARDOUS MATERIAL. Throughout the Term, Tenant will not bring upon the Premises or release, discharge, store, dispose, or transport of any Hazardous Materials (as hereinafter defined) on, under, in, above, to, or from the Premises or the Buildings, except that de minimis quantities of Hazardous Materials may be used in the Premises as necessary for the customary maintenance of the Premises provided that same are used, stored and disposed of in strict compliance with Applicable Laws. For purposes of this provision, the term “Hazardous Materials” will mean and refer to any wastes, materials, or other substances of any kind or character that are or become regulated as hazardous or toxic waste or substances, or which require special handling or treatment, under any Applicable Laws.

If Tenant’s activities at the Premises or Tenant’s use of the Premises (a) result in a release of Hazardous Materials that is not in compliance with Applicable Laws or permits issued thereunder; (b) gives rise to any claim that requires a response under Applicable Laws or permits issued thereunder; (c) causes a significant public health threat; or (d) causes the presence at the Premises, Buildings of Hazardous Materials in levels that violate Applicable Laws or permits issued thereunder, then Tenant shall, at its sole cost and expense: (i) immediately provide verbal notice thereof to Landlord as well as notice to Landlord in the manner required by this Lease, which notice shall identify the Hazardous Materials involved and the emergency procedures taken or to be taken; and (ii) promptly take all action in response to such situation required by Applicable Laws, provided that Tenant shall first obtain Landlord’s approval of the non-emergency remediation plan to be undertaken. Landlord hereby represents that to the best of its knowledge and belief as of the Effective Date there are no Hazardous Materials at the Buildings or on the Premises which exceed levels that require remediation or similar clean up or curative action be taken.

Tenant shall at all times indemnify and hold harmless Landlord against and from any and all claims, suits, actions, debts, damages, costs, losses, obligations, judgments, charges and expenses (including reasonable attorneys’ fees) of any nature whatsoever suffered or incurred by Landlord to the extent they were caused by the following activities of Tenant at the Premises, Buildings or Property during the Term of this Lease and arise from events or conditions which came into existence after the Effective Date not caused by Landlord or other tenants: (i) any release, release, or disposal of any Hazardous Materials at the Premises, Buildings or Property by Tenant, or (ii) the violation of any Applicable Laws at the Premises, Buildings or Property pertaining to protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous wastes or occupational health and safety. The indemnification obligations of Tenant shall survive the expiration or earlier termination of this Lease.

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3.4       ACCESS.

3.4.1       LANDLORD’S ACCESS. Landlord shall be entitled at all reasonable times and upon reasonable notice to enter the Premises to examine them and to make such repairs, alterations, or improvements thereto as Landlord is required by this Lease to make or which Landlord considers necessary or desirable; provided, Landlord shall comply with all law in respect of any such entry; Landlord may require Tenant provide an accompanying staff member or employee with any such entry; Landlord will honor any specifically closed-off areas as may be required by law for security and safety; but Landlord may nonetheless act as prudent and necessary in case of emergency. Tenant shall not unduly obstruct any pipes, conduits, or mechanical or other electrical equipment so as to prevent reasonable access thereto. Landlord shall exercise its rights under this section, to the extent possible in the circumstances, in such manner so as to reduce, if practical, interference with Tenant’s use and enjoyment of the Premises. Subject to the foregoing, Landlord and its agents have the right to enter the Premises at all reasonable times and upon reasonable notice to show them to prospective purchasers, lenders, or anyone having a prospective interest in the Buildings, and, during the last six (6) months of the Term or any renewal thereof, to show them to prospective tenants.

Landlord will have the right at all times to enter the Premises with Tenant or licensed individual(s) on behalf of the Tenant to escort the Landlord in the event of an emergency affecting the Premises, subject to any applicable limitations required by Michigan revised statute laws, the The Michigan Department of Licensing and Regulatory Affairs and/or MRA regulations.

Although Landlord shall not have the right to place “For Lease” signs in the Premises, or upon the exterior of the Premises itself, nothing herein shall limit Landlord’s rights to promote, advertise, place “For Lease” signs or otherwise market leasing of the Property in whatever lawful manner Landlord may elect, as long as such manner(s) do not materially interfere with the Premises.

3.4.2       TENANT’S ACCESS. Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, 365 days per year, subject to reasonable security measures and except in the event of an emergency, casualty, force majeure or similar event which causes Landlord to limit access to tenants, which limitation of access shall be for the shortest duration as reasonably possible.

3.5       QUIET POSSESSION. Provided Tenant is not in default beyond applicable notice and cure periods, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by Landlord or any person claiming through Landlord.

3.6       COVENANTS AND RESTRICTIONS. Tenant hereby acknowledges and agrees that the Buildings, and Tenant’s occupancy thereof, is subject to all matters of Public Record.

4.       TENANT ALTERATIONS AND IMPROVEMENTS.

4.1       TENANT IMPROVEMENTS; CONDITION OF PREMISES. Except as expressly provided in this Lease, Tenant acknowledges and agrees that Landlord has not undertaken to perform any modification, alteration or improvements to the Premises, and Tenant further waives any defects in the Premises and acknowledges and accepts the Premises in their “AS IS” condition, and as suitable for the purpose for which they are leased. Tenant acknowledges and agrees that if Tenant desires to expand its existing operations at the Premises or elsewhere, Landlord shall have the ability to lease space to Tenant for such operations on comparable terms and conditions as set forth in this Lease. Tenant shall continue to be responsible for all of its own construction and operational costs and expenses at all such additional facilities; provided, however, Landlord and Tenant covenant and agree to use their good faith efforts to cooperate with each other to establish a mutually agreed upon budget, lease terms and the conditions for the lease by Landlord to Tenant of all such facilities.

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4.2       TENANT ALTERATIONS. Tenant will not make or allow to be made any alterations in or to the Premises without first obtaining the written consent of Landlord, which consent will not be unreasonably withheld; provided, however that such Landlord consent shall not be required for changes that are not to the exterior, or are not to the structure, or are not to Buildings systems, or which are merely cosmetic in nature. All Tenant alterations will be accomplished in a good and workmanlike manner at Tenant’s sole expense, in conformity with all Applicable Laws by a licensed and bonded contractor approved in advance by Landlord, such approval of contractor not to be unreasonably withheld or delayed. All contractors performing alterations in the Premises shall carry workers’ compensation insurance, commercial general liability insurance, automobile insurance and excess liability insurance in amounts reasonably acceptable to Landlord and shall deliver a certificate of insurance evidencing such coverages to Landlord prior to commencing work in the Premises. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials. All alterations or improvements, shall remain with the Premises upon Lease termination or expiration and will be surrendered to Landlord along with the Premises at such time and will be deemed owned by Landlord at all times from and after and upon completion thereof (but rights to the use of same and Tenant’s obligations to keep in good order, condition and repair and maintain same, as a part of the Premises, shall remain with Tenant pursuant to this Lease during the term of this Lease). Tenant will have no authority or power, express or implied, to create or cause any construction lien or mechanics’ or materialmen’s lien or claim of any kind against the Premises, the Property or any portion thereof. Landlord’s interest in the Premises is not and shall not be subject to any liens as a result of Tenant’s use or occupancy of the Premises including specifically, without limitation, for improvements made by Tenant, and all such liens are expressly prohibited. Tenant will promptly cause any such liens or claims to be released by payment, bonding or otherwise within thirty (30) days after request by Landlord, and will indemnify Landlord against losses arising out of any such claim including, without limitation, legal fees and court costs. Landlord has the right, but not the obligation, to discharge any such lien. Any amount paid by Landlord for such purpose and Landlord’s related reasonable attorneys’ fees shall be paid by Tenant to Landlord upon demand and shall accrue interest from the date paid by Landlord until Landlord is reimbursed therefor at the highest rate permitted by Law. NOTICE IS HEREBY GIVEN THAT LANDLORD WILL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIAL FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS WILL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES. TENANT WILL DISCLOSE THE FOREGOING PROVISIONS TO ANY CONTRACTOR ENGAGED BY TENANT PROVIDING LABOR, SERVICES OR MATERIAL TO THE PREMISES.

4.3       TENANT CONSTRUCTION OF IMPROVEMENTS – THE ADDITION. Tenant covenants and agrees to lawfully and on a lien free basis, construct and install the Buildings pursuant to the plans and specifications jointly agreed upon by Landlord and Tenant, all such construction and installation to be done in accordance with all applicable laws, rules and regulations. Such Addition shall be completed on or before August 1, 2022 and such construction completion shall be guaranteed by the Guarantors pursuant to the guarantees attached hereto. Landlord covenants and agrees to fund the cost related to the above referenced construction up to the amount described on Exhibit 2 attached hereto (the “Project Budget”). Tenant covenants and agrees that Tenant shall be responsible for any and all costs in excess of the Project Budget. Payments for the Project Budget shall be made based on progress payments based on actual out of pocket expenses incurred to third parties with the balance, if any, paid as a development fee upon “completion” which is defined hereunder as the later to occur of: (i) receipt of a Certificate of Occupancy by the applicable local and State authorities, (ii) receipt of lien waivers from all contractors who worked on site, and (iii) the commencement of lawful operations in the Addition. All contractors must submit insurance certificates acceptable to Landlord and naming Landlord prior to commencement of work.

4.4       FUTURE CONSTRUCTION PROJECTS BY TENANT. Tenant covenants and agrees that Landlord shall be provided with the right (but not the obligation) to finance future capital projects of Tenant, its key principals and Guarantors at the Property and elsewhere on similar terms to this Lease or as otherwise mutually agreed upon by the parties, with all such leases being cross collateralized and cross defaulted with this Lease, the Guarantees and all other leases Landlord has entered with Tenant. During the Term of this Lease, Tenant, its key principals and Guarantors covenant and agree that they will NOT own, operate or invest in a facility that is reasonably likely to have a negative impact on the performance of the Property or their business during the Term of this Lease unless the parties mutually agree that the operations at this Property support the need for additional facilities. The Guarantors and key principals of Tenant will dedicate sufficient and reasonable time and effort and their professional attention on Tenant’s activities on the Property in priority to other professional activities until Tenant has: (A) reached stabilization of operations so that all expenses including its Base Rent, operating expenses and all other business expenses are being paid on a current and timely basis, and (B) met the Rent Coverage Cushion and such funds are being held in escrow at Tenant’s bank.

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5.       INSURANCE AND INDEMNITY.

5.1       TENANT’S INSURANCE. Tenant will throughout the Term (and any other period when Tenant is in possession of the Premises) carry and maintain, at its sole cost and expense, the following types of insurance, which shall provide coverage on an occurrence basis in the amounts specified with deductible amounts reasonably satisfactory to Landlord:

(a)       COMMERCIAL GENERAL LIABILITY INSURANCE. Commercial general liability (“CGL”) insurance with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $1,000,000 per occurrence, $2,000,000 in the annual aggregate for bodily injury and property damage per occurrence.

(b)       COMPREHENSIVE AUTOMOBILE LIABILITY INSURANCE. Comprehensive automobile liability insurance with a limit of not less than $1,000,000 per occurrence for bodily injury, $500,000 per person and $100,000 property damage or a combined single limit of $1,000,000 for both Tenant-owned and leased vehicles.

(c)       UMBRELLA COVERAGE. Tenant shall also carry and maintain umbrella coverage with a limit of not less than $5,000,000 per occurrence.

(d)       PROPERTY INSURANCE. Insurance of personal property, decorations, trade fixtures, furnishings, equipment, alterations, leasehold improvements and betterments made by Tenant on a replacement cost basis, with coverage equal to not less than one hundred percent (100%) of the full replacement value of the insured property. Such insurance shall be written on the ISO Special Perils form including but not limited to the perils of fire, extended coverage, windstorm, vandalism, malicious mischief and sprinkler leakage, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance with a deductible amount not to exceed $10,000. Tenant’s policy will also include business interruption/extra expense coverage in amounts sufficient to insure twelve (12) months of interrupted business operations at the Premises including payment of rent.

All policies referred to above shall: (i) be taken out with insurers permitted to write policies in the state of Michigan having a minimum A.M. Best’s rating of A, Class VII or as otherwise permitted by Landlord; (ii) be non-contributing with, and shall apply only as primary and not as excess to any other insurance available to Landlord or any mortgagee of Landlord; and (iii) contain an obligation of the insurers to endeavor to notify Landlord not less than thirty (30) days prior to any material change, cancellation or termination of any such policy except not less than ten (10) days prior in the case of termination due to Tenant’s nonpayment of premiums. Landlord and Landlord’s property manager, and any mortgagees named by Landlord, shall be named as additional insureds on the CGL and automobile liability policies. Tenant shall provide certificates of insurance on or before the Effective Date and thereafter at times of renewal or changes in coverage or insurer, and, if required by a mortgagee, copies of such insurance policies certified by Tenant’s insurer as being complete and current promptly upon request. If (a) Tenant fails to take out or to keep in force any insurance referred to in this Section 5.1, or should any such insurance not be approved by either Landlord or any mortgagee, and (b) Tenant does not commence and continue to diligently cure such default within five (5) business days after notice by Landlord to Tenant specifying the nature of such default, then Landlord has the right, without assuming any obligation in connection therewith, to procure such insurance at the sole cost of Tenant, and all outlays by Landlord shall be paid by Tenant to Landlord without prejudice to any other rights or remedies of Landlord under this Lease. Tenant shall not keep or use in the Premises any article that may be prohibited by any fire or casualty insurance policy in force from time to time covering the Premises or the Buildings.

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(e)       WORKERS’ COMPENSATION. Workers’ compensation insurance covering all employees of Tenant, as required by the laws of the State of Michigan, and employers’ liability coverage subject to limits required by law.

(f)        BUILDERS RISK. During construction work on the Property, Tenant shall procure and pay for a Builders Risk related to the contemplated construction activities reasonably acceptable to Landlord.

5.2       LANDLORD’S INSURANCE. During the Term, Landlord, at its option, may carry and maintain the following types of insurance: (i) property insurance on the Buildings covering “All Risks” perils in an amount equal to the full replacement cost of the Buildings (excluding any property with respect to which Tenant and other tenants are obliged to insure pursuant to Section 5.1 or similar sections of their respective leases); and (ii) commercial general liability insurance with respect to Landlord’s operations on the Property. Landlord may maintain any other commercially reasonable insurance coverages relating to the Premises, or Tenant’s activities and operations therein. All costs of such insurance are properly includable in Operating Expenses and shall be reimbursed by Tenant.

5.3       RELEASE AND WAIVER OF SUBROGATION RIGHTS. The parties hereto, for themselves and anyone claiming through or under them, hereby release and waive any and all rights of recovery, claim, action or cause of action, against each other, their respective agents, directors, officers and employees, for any loss or damage to all property, whether real, personal or mixed, located in the Premises or the Buildings, by reason of any cause against which the releasing party is actually insured or, regardless of the releasing party’s actual insurance coverage, against which the releasing party is required to be insured pursuant to the provisions of Sections 5.1 or 5.2. This mutual release and waiver shall apply regardless of the cause or origin of the loss or damage, including negligence of the parties hereto, their respective agents and employees except that it shall not apply to willful conduct. Each party agrees to provide the other with reasonable evidence of its insurance carrier’s consent to such waiver of subrogation upon request. This Section 5.3 supersedes any provision to the contrary which may be contained in this Lease.

5.4       INDEMNIFICATION OF THE PARTIES.

5.4.1       TENANT’S INDEMNITY. Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all liability for any loss, injury or damage, and all costs, expenses, court costs and reasonable attorneys’ fees, imposed on Landlord by any person whomsoever that occurs (i) in the Premises, except for any such loss, injury or damage that is caused by or results from the gross negligence or willful misconduct of Landlord, its employees or agents; or (ii) anywhere in the Property outside of the Premises as a result of the gross negligence or willful misconduct of Tenant, its employees, agents or contractors; or (iii) imposed upon or suffered by Landlord due to breach or violation of Tenant’s obligations under this Lease which breach or violation in turn give rise to any such liability, costs, expenses, court costs and reasonable attorneys’ fees suffered by or imposed upon Landlord by operation of any Federal Issues as defined below at Section 8.2.

5.4.2       LANDLORD’S INDEMNITY. Landlord hereby indemnifies Tenant from, and agrees to hold Tenant harmless against, any and all liability for any loss, injury or damage, including, without limitation, all costs, expenses, court costs and reasonable attorneys’ fees, imposed on Tenant by any person whomsoever, that occurs in the Buildings or anywhere in the Property and that is caused by or results from the gross negligence or willful misconduct of Landlord or its employees or agents. Landlord expressly does not indemnify Tenant from any consequence of any Federal Issues.

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The provisions of this Section 5.4 shall survive the expiration or earlier termination of this Lease.

6.       DAMAGE, DESTRUCTION AND CONDEMNATION.

6.1       DESTRUCTION OR DAMAGE TO PREMISES. If the Premises are at any time damaged or destroyed in whole or in part by fire, casualty or other causes, Landlord shall have sixty (60) days from such damage or destruction to determine and inform Tenant whether Landlord will restore the Premises to substantially the condition that existed immediately prior to the occurrence of the casualty. If Landlord elects to rebuild, Landlord shall complete such repairs to the extent of insurance proceeds within one hundred eighty (180) days from the end of the sixty (60) day period. If such repairs have not been completed within that 180-day period, and Tenant desires to terminate the Lease as a result thereof, then Tenant must notify Landlord prior to Landlord’s completion of the repairs of Tenant’s intention to terminate this Lease. Landlord shall then have ten (10) days after Landlord’s receipt of written notice of Tenant’s election to terminate to complete such repairs (as evidenced by a certificate of completion). If Landlord does complete such repairs prior to the expiration of such ten-day cure period, Tenant shall have no such right to terminate this Lease. Tenant shall, upon substantial completion by Landlord, promptly and diligently, and at its sole cost and expense, repair and restore any improvements to the Premises made by Tenant to the condition which existed immediately prior to the occurrence of the casualty. If, in Landlord’s architect’s or general contractor’s reasonable estimation, the Premises cannot be restored within two hundred forty (240) days of such damage or destruction, then either Landlord or Tenant may terminate this Lease as of a date specified in such notice, which date shall not be less than thirty (30) nor more than sixty (60) days after the date such notice is given. Until the restoration of the Premises is complete, there shall be an abatement or reduction of Base Rent in the same proportion that the square footage of the Premises so damaged or destroyed and under restoration bears to the total square footage of the Premises, unless the damaging event was caused by the negligence or willful misconduct of Tenant, its employees, officers, agents, licensees, invitees, visitors, customers, concessionaires, assignees, subtenants, contractors or subcontractors, in which event there shall be no such abatement.

Notwithstanding the foregoing provisions of this paragraph, if damage to more than fifty percent (50%) of the Premises or destruction of the Premises shall occur within the last year of the Term, as the same may be extended as provided hereinafter and Landlord notifies Tenant that (i) Landlord will restore the Premises to their condition prior to the casualty, and (ii) Landlord desires to extend the Term of the Lease with Tenant, then Landlord and Tenant shall extend the Term for an additional period so as to expire five (5) years from the date of the completion of the repairs to the Premises, provided Tenant gives written notice to Landlord of Tenant’s agreement to extend the Term within fifteen (15) days after receipt of Landlord’s notice. Such extension shall be on the terms and conditions provided herein, if an option to extend this Lease remains to be exercised by Tenant hereunder, or under the terms prescribed in Landlord’s notice, if no such further extension period is provided for herein. Upon receipt of such notice from Tenant, Landlord agrees to repair and restore the Premises within a reasonable time. If Tenant refuses or fails to timely extend the Term as provided herein, Landlord at its option shall have the right to terminate this Lease as of the date of the damaging event, or to restore the Premises and the Lease shall continue for the remainder of the then unexpired Term, or until the Lease is otherwise terminated as provided herein.

6.2       CONDEMNATION.

6.2.1       TOTAL OR PARTIAL TAKING. If the whole of the Premises (provided that if 60% or more of the Premises are taken, Tenant may deem that all of the Premises are taken), or such portion thereof as will make the Premises unusable, in Landlord’s reasonable judgment, for the purposes leased hereunder, shall be taken by any public authority under the power of eminent domain or sold to public authority under threat or in lieu of such taking, the Term shall cease as of the day possession or title shall be taken by such public authority, whichever is earlier (“Taking Date”), whereupon the rent and all other charges shall be paid up to the Taking Date with a proportionate refund by Landlord of any rent and all other charges paid for a period subsequent to the Taking Date. If less than the whole of the Premises, or less than such portion thereof as will make the Premises unusable as of the Taking Date, is taken, Base Rent and other charges payable to Landlord shall be reduced in proportion to the amount of the Premises taken. If this Lease is not terminated, Landlord shall repair any damage to the Premises caused by the taking to the extent necessary to make the Premises reasonably tenantable within the limitations of the available compensation awarded for the taking (exclusive of any amount awarded for land).

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6.2.2       AWARD. All compensation awarded or paid upon a total or partial taking of the Premises or Buildings including the value of the leasehold estate created hereby shall belong to and be the property of Landlord without any participation by Tenant; Tenant shall have no claim to any such award based on Tenant’s leasehold interest. However, nothing contained herein shall be construed to preclude Tenant, at its cost, from independently prosecuting any claim directly against the condemning authority in such condemnation proceeding for damage to, or cost of removal of, stock, trade fixtures, furniture, and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord’s award or the award of any mortgagee.

7.       MAINTENANCE AND REPAIRS.

7.1       Tenant shall, at its expense, throughout the Term and all renewals and extensions thereof, maintain in good order, condition and repair the Premises, including but not limited to heating and air conditioning equipment, walls, floors and ceilings, window exteriors, mechanical and electrical systems and equipment exclusively serving the Premises, electric light fixtures, bulbs, tubes and tube casings, doors, floor coverings, dock doors, levelers, plumbing system and plumbing fixtures, Tenant’s signs and utility facilities not maintained by Landlord. Landlord shall use reasonable efforts to extend to Tenant the benefit from warranties on such items, if any, that have been made by Landlord’s contractors or vendors and to extend to Tenant, as and if available, any bulk buying power that Landlord may have with such contractors or vendors. If any portion of the Premises or any system or equipment in the Premises which Tenant is obligated to repair cannot be fully repaired, Tenant shall promptly replace the same, regardless of whether the benefit of such replacement extends beyond the Term. Tenant shall, at Tenant’s expense, maintain a preventive maintenance contract providing for the regular inspection (at least quarterly) and maintenance of the heating and air conditioning system by a licensed and qualified heating and air conditioning contractor, or Tenant shall perform such HVAC inspection and maintenance with duly licensed and qualified employee. The cost of such preventive maintenance contract shall be paid by Tenant and an expense solely chargeable to Tenant; but if Landlord so elects, same may be billed directly by Landlord to Tenant where Landlord on Tenant’s behalf enters into such preventive maintenance contract and in such case shall be deemed Additional Rent (Landlord alone may so elect whether to enter into such preventive maintenance contract on Tenant’s behalf). Landlord shall have the right, upon notice to Tenant, to undertake the responsibility for preventive maintenance of any other system or component at Tenant’s expense. Tenant shall be responsible for janitorial services and trash removal from the Premises, at Tenant’s expense. Landlord and Tenant intend that, at all times during the Term, Tenant shall maintain the Premises in good order and condition and appearances reasonably commensurate with the balance of the Property.

All of Tenant’s obligations to maintain and repair shall be accomplished at Tenant’s sole expense. If Tenant fails to maintain and repair the Premises as required by this Section, Landlord may, on 10 days’ prior written notice (except that no notice shall be required in case of emergency), enter the Premises and perform such maintenance or repair on behalf of Tenant; provided such entry is made in compliance with Applicable Laws, including but not limited to, the Marijuana code. In such cases, Tenant shall reimburse Landlord immediately upon demand for all costs incurred in performing such maintenance or repair plus an administration fee equal to 5% of such actual and reasonable costs or expenses.

7.2       CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Premises to Landlord, broom clean and with all systems in good working order, condition and repair, except for damage caused by casualty, condemnation and ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage that Landlord is required to repair under Section 7.1. Subject to the foregoing, Tenant shall repair, at Tenant’s expense, any damage to the Premises and the Buildings caused by the removal of any of Tenant’s personal property. In no event shall Tenant remove any of the following materials or equipment: any power wiring or power panels; light fixtures; environmental control systems; heaters, air conditioners, or any other heating or air conditioning equipment (other than movable equipment brought upon the Premises by Tenant); plumbing fixtures; or other similar Buildings operating equipment.

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8.       DEFAULT AND REMEDIES.

8.1       DEFAULT BY TENANT. The following will be events of default by Tenant under this Lease:

(a)       Failure to pay when due any installment of Rent or any other payment required pursuant to this Lease within five (5) days of due date;

(b)       The filing of a petition for bankruptcy or insolvency under any applicable federal or state bankruptcy or insolvency law; an adjudication of bankruptcy or insolvency or an admission that it cannot meet its financial obligations as they become due, or the appointment or a receiver or trustee for all or substantially all of the assets of Tenant; in each of the foregoing cases, if not dismissed within 30 days of such filing, adjudication, admission or appointment, as applicable; the foregoing shall also apply to any party guaranteeing the obligations of Tenant under this Lease (each, a “Guarantor”);

(c)       A transfer in fraud of creditors or an assignment for the benefit of creditors, whether by Tenant or any Guarantor;

(d)       The filing or imposition of a lien against the Premises, the Buildings or the Property as a result of any act or omission of Tenant and the failure of Tenant to satisfy or bond the lien in its entirety within thirty (30) days after receipt of notice of same;

(e)       The liquidation, termination or dissolution of Tenant or any Guarantor, or, if Tenant or any Guarantor is a natural person, the death of Tenant or such Guarantor;

(f)       Failure to cure the breach of any provision of this Lease or any other lease or agreement Landlord and Tenant are a party to, other than the obligation to pay Rent, within twenty (20) days after notice thereof to Tenant; provided, however, that if such breach cannot be cured within such 20 day period using diligent efforts and Tenant promptly commenced efforts to cure such breach upon receipt of Landlord’s notice thereof, then such cure period shall be extended for so long as Tenant continues to use diligent efforts to cure, not to exceed a total of sixty (60) days from the date of Landlord’s notice;

(g)       Tenant’s breach of the same provision of this Lease, other than the obligation to pay Rent, more than twice (2) in any twelve (12) month period;

(h)       Failure to deliver, maintain or restore the Security Deposit pursuant to Section 11.2 hereof within the timeframes provided; and

(i)       Failure of any of the guarantors to fulfill the terms and conditions of the Guaranty or the breach of the Guaranty by one of the Guarantors.

8.2       REMEDIES. Upon the occurrence of any event of default set forth in Section 8.1, Landlord shall be entitled to the following remedies:

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(a)       Landlord may terminate this Lease, dispossess Tenant and recover as damages from Tenant all Rent that is due but unpaid as of the date of dispossession, plus all other reasonable costs and expenses incurred by Landlord to dispossess Tenant.

(b)       Landlord may terminate this Lease and declare 100% of all Rent to be paid pursuant to this Lease for the remainder of the Term to be immediately due and payable, and thereupon such amount shall be accelerated and Landlord shall be entitled to recover the net present value thereof employing an assumed discount rate of 2% per annum for purposes of present value computation;

(c)       Landlord may elect to repossess the Premises and to relet the Premises for Tenant’s account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of Rent received from such reletting and the amount due and payable under the terms of this Lease; provided, however, that Tenant shall not, in such circumstances, be responsible for any cost to retrofit or alter the Premises.

(d)       After the provision of notice and summary proceedings if required by law Landlord may enter the Premises and take any actions required of Tenant under the terms of this Lease, and Tenant shall reimburse Landlord on demand for any expenses that Landlord may incur in effecting compliance with Tenant’s obligations under this Lease, and Landlord shall not be liable for any damages resulting to Tenant from such action.

(e)       If this Lease is terminated in accordance with the provisions of this Section, then Landlord agrees make good faith and commercially reasonable efforts to mitigate its damages which efforts shall include efforts to re-let the Property.

The above remedies shall be cumulative and shall not preclude Landlord from pursuing any other remedies permitted by law. Landlord’s election not to enforce one or more of the remedies upon an event of default shall not constitute a waiver. However, notwithstanding anything else herein, Landlord hereby expressly disclaims, relinquishes and rejects any Landlord’s lien that otherwise by law, statute or contract might arise in or to any marijuana product and/or related products, chemicals or substances that, the ownership, possession, use, sale or distribution of which, but for the Legal Compliance Clarification, would or might be deemed contrary to Federal law or Federal regulations or enforcement positions by the Federal government or any agency, arm or authority thereof (“Federal Issues”).

8.3       COSTS. If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any party to enforce its rights under this Lease against any other party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing party in such litigation, action, arbitration or proceeding shall be reimbursed by the non-prevailing party; provided, that if a party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by such party on an equitable basis. .

8.4       WAIVER. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiescence to, a default.

8.5       DEFAULT BY LANDLORD. In the event of any default by Landlord, Tenant’s exclusive remedy shall be an action for damages, but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall have a period of thirty (30) days following the date of such notice in which to commence the appropriate cure of such default. Unless and until Landlord fails to commence and diligently pursue the appropriate cure of such default after such notice or complete same within a reasonable period of time, Tenant shall not have any remedy or cause of action by reason thereof. Notwithstanding any provision of this Lease, neither Landlord nor any officer, director, partner, shareholder, or member of Landlord shall have any individual or personal liability whatsoever under this Lease. In the event of any breach or default by Landlord of any term or provision of this Lease, Tenant agrees to look solely to the equity or interest then-owned by Landlord in the Premises (together with insurance proceeds, condemnation awards and sale proceeds), and in no event shall any deficiency judgment be sought or obtained against Landlord, nor any officer, director, partner, shareholder, or member of Landlord. Notwithstanding any provision of this Lease, Landlord shall not be liable to Tenant or any other person for consequential, special or punitive damages, including without limitation, lost profits.

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9.       PROTECTION OF LENDERS. Landlord represents and warrants that as of the date hereof, there either is no mortgage or ground lease affecting the Property or if there is a mortgage, the lender holding same shall have confirmed it does not object to this Lease.

9.1       SUBORDINATION AND ATTORNMENT. This Lease shall be subject and subordinated at all times to the terms of each and every ground or underlying lease which now exists or may hereafter be executed affecting the Premises under which Landlord shall claim, and to the liens of each and every mortgage and deed of trust in any amount or amounts whatsoever now or hereafter existing encumbering the Premises, Buildings or the Property, and to all modifications, renewals and replacements thereto without the necessity of having further instruments executed by Tenant to effect such subordination. Tenant, upon demand, shall further evidence its subordination by executing a subordination and attornment agreement in form and substance mutually acceptable to Tenant and Landlord and its mortgagee or ground lessor, which subordination and attornment agreement must provide that so long as no default or event which with the passing of time or giving of notice would constitute a default exists under this Lease, the peaceable possession of Tenant in and to the Premises, and continued Permitted Use thereof, for the Term shall not be disturbed in the event of the foreclosure of the subject mortgage or termination of the subject ground or underlying lease affecting the Premises. If Landlord’s interest in the Buildings or Property is acquired by any ground lessor, mortgagee, or purchaser at a foreclosure sale or transfer in lieu thereof, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Lease, Premises, Buildings or Property and recognize such transferee or successor as Landlord under this Lease. Notwithstanding the foregoing, any mortgagee under any mortgage shall have the right at any time to subordinate any such mortgage to this Lease on such terms and subject to such conditions as the mortgagee in its discretion may consider appropriate.

9.2       ESTOPPEL CERTIFICATES. Within ten (10) days of receipt of written request from Landlord, any lender or prospective lender of the Buildings, or at the request of any purchaser or prospective purchaser of the Buildings, Tenant shall deliver an estoppel certificate, attaching a true and complete copy of this Lease, including all amendments relative thereto, and certifying with particularity, among other things, (i) a description of any renewal or expansion options, if any; (ii) the amount of rent currently and actually paid by Tenant under this Lease; (iii) that the Lease is in full force and effect as modified; (iv) Tenant is in possession of the Premises; (v) stating whether either Landlord to the best of its knowledge or Tenant is in default under the Lease and, if so, summarizing such default(s) if known; and (vi) stating whether Tenant or Landlord has any offsets or claims against the other party and, if so, specifying with particularity the nature and amount of such offset or claim if known. Landlord shall likewise deliver a similar estoppel certificate within ten (10) days of the receipt of a written request from Tenant, any lender or prospective lender of Tenant, or assignee approved by Landlord, certifying the status of Tenant’s monetary obligations under this Lease.

9.3       TENANT’S FINANCIAL CONDITION AND OTHER OPERATING REPORTS. Tenant shall provide Landlord with:(A) certified financial statements by an authorized officer of Tenant regarding Tenant’s operations at the Premises, including standard profit and loss statements, actual sales vs. projected sales, an income statement and balance sheet, all of which show that Tenant has the financial wherewithal to meet its obligations as they are due within twenty (20) days after the end of each calendar month, (B) certified financials from an authorized officer or by a third party accounting firm reasonably acceptable to Landlord, to be delivered within 90 days of the end of each calendar year during the Term, and (C) a personal tax return for each of the Guarantors within 30 days after April 15th of each Lease Year. Tenant hereby agrees not to make any distributions to owners/investors of Tenant until such time as Tenant has achieved cash flow sufficient to establish a cash reserve equal to six (6) months of Tenant’s operating expenses, including but limited to, Rent (the “Working Capital Reserve”). Once Tenant has established the Working Capital Reserve in Tenant’s bank account (as certified to Landlord monthly), Tenant may distribute excess cash flow earned thereafter to its owners/investors in accordance with its Operating Agreement. In addition to and not by way of limitation of the foregoing, Tenant covenants and agrees that during the Term of this Lease, absolutely no distributions will be made to owners/investors in Tenant unless and until the Working Capital Reserve amount has been achieved and is being maintained in Tenant’s bank account. During the Term hereof, Landlord, shall have full rights to inspect the books and records of Tenant on reasonable notice and during normal business hours and to have an audit of such books and records done at its own expense to confirm the accuracy and completeness thereof; provided, such audit is performed in connection with all Applicable Laws, including but not limited to, the Marijuana Code. Landlord and Tenant acknowledge and agree that Landlord is not intended to nor will it actually have any control over Tenant’s business located at the Premises or elsewhere rather it is intended to support the viability of Tenant and its ability to meet its financial obligations. This Lease is not intended to enable Landlord to become a “Controlling Beneficial Owner” or “Passive Beneficial Owner” whatsoever in Tenant as such terms are defined under the Marijuana Code.

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10.       LANDLORD’S LIABILITY; CERTAIN DUTIES. As used in the Lease, the term “Landlord” means only the current owner or owners of the fee title to the Buildings or the leasehold estate under a ground lease of the Buildings at the time in question. Each landlord is obligated to perform the obligations of Landlord under this Lease only during the time such landlord owns such interest or title. Any landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, provided that such transfer is not for the primary purpose of avoiding such obligations. However, each landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

11.       MISCELLANEOUS PROVISIONS.

11.1       SECURITY DEPOSIT.

Tenant shall remit to Landlord a security deposit in the amount of Seven Hundred Eight Five Thousand Dollars ($785,000.00) by wire transfer of immediately available funds or other form acceptable to Landlord in its sole discretion (“Security Deposit”) will be funded on the Effective Date and an additional Security Deposit in the amount of Seven Hundred Eight Five Thousand Dollars ($785,000.00) will be funded by June 30, 2022

The Security Deposit represents security for the faithful performance and observance by Tenant of each and every term of this Lease. Landlord may apply all or part of the Security Deposit to any unpaid Rent or other charges due from Tenant or to cure any other default of Tenant. The Security Deposit shall not constitute liquidated damages. If after notice, Tenant fails to cure and Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after written notice from Landlord. No interest shall accrue to or for the benefit of Tenant on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts, and no trust relationship is created with respect to the Security Deposit. Landlord shall not be obligated to return the Security Deposit to Tenant upon the expiration or earlier termination of the Lease unless and until all of the following events occur: (i) the payment in full of all Rent due pursuant to the Lease; and (ii) the repair of any and all damage to the Premises beyond that caused by casualty, condemnation and normal wear and tear.

11.2       INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Premises, Buildings or Property with Tenant’s expressed or implied permission. This Lease will not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto.

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11.3       INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Premises and no other agreements either oral or otherwise shall be effective unless embodied herein. All amendments to this Lease shall be in writing and signed by Landlord and Tenant. Any other purported amendment shall be void.

11.4       NOTICES. Any notice or document (other than rent) required or permitted to be delivered by the terms of this Lease shall be in writing and delivered by: (i) hand delivery; (ii) certified mail, return receipt requested; or (iii) guaranteed overnight delivery service. Notices to Tenant shall be delivered to the address specified in the introductory paragraph of this Lease. Notices to Landlord shall be delivered to the address specified in the introductory paragraph of this Lease. All notices shall be effective upon delivery or attempted delivery during normal business hours. Either party may change its notice address upon notice to the other party, given in accordance herewith by an authorized officer, partner, or principal.

11.5       RADON GAS NOTICE. Radon is a naturally occurring radioactive gas that, when it has accumulated in a Buildings in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in Buildings in Michigan. Additional information regarding radon and radon testing may be obtained from your county health department.

11.6       WAIVERS. All waivers must be in writing and signed by the waiving party. Either party’s failure to enforce any provision of this Lease or its acceptance of Rent shall not be a waiver and shall not prevent such party from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

11.7       NO RECORDATION. Tenant shall not record this Lease or any memorandum of lease.

11.8       FORCE MAJEURE. The performance by either party to this Lease of its obligations (except the payment of Rent or other sums of money) shall be excused by delays attributable to events beyond that party’s control for a period of time that is sufficient for the party to perform its obligations after the cessation of the Force Majeure event acting in a diligent, commercially reasonable manner. Events beyond a party’s control include, but are not limited to, acts of the other party, acts of God (including reasonable preparation therefor), war, civil commotion, labor disputes, strikes, fire, flood or other casualty, failure of power, shortages of labor or material, government action, regulation or restriction (including extraordinary delay in the issuance of any permit, permit approval or Buildings permit inspection) and unusually inclement weather conditions. Events beyond a party’s control shall not include changes in economic or market conditions, or financial or internal problems of the non-performing party, or problems that can be satisfied by the payment of money.

11.9       EXECUTION OF LEASE. Submission or preparation of this Lease by Landlord shall not constitute an offer by Landlord or option for the Premises, and this Lease shall constitute an offer, acceptance or contract only as expressly specified by the terms of this Section 11.10. In the event that Tenant executes this Lease first, such action shall constitute an offer to Landlord, which may be accepted by Landlord by executing this Lease, and once this Lease is so executed by Landlord and delivered to Tenant, such offer may not be revoked by Tenant and this Lease shall become a binding contract. In the event that Landlord executes this Lease first, such action shall constitute an offer to Tenant, which may be accepted by Tenant only by delivery to Landlord of a fully executed copy of this Lease, together with a fully executed copy of any and all guaranty agreements and addenda provided that in the event that any party other than Landlord makes any material or minor alteration of any nature whatsoever to any of said documents, then such action shall merely constitute a counteroffer, which Landlord, may, at Landlord’s election, accept or reject. Notwithstanding that the Effective Date may occur and the Term may commence after the date of execution of this Lease, upon delivery and acceptance of this Lease in accordance with the terms of this Lease, this Lease shall be fully effective, and in full force and effect and valid and binding against the parties in accordance with, but on and subject to, the terms and conditions of this Lease.

17

11.10       AUTHORITY.

11.10.1 TENANT’S AUTHORITY. As a material inducement to Landlord to enter into this Lease, Tenant, intending that Landlord rely thereon, represents and warrants to Landlord that:

(i)       Tenant and the party executing on behalf of Tenant are fully and properly authorized to execute and enter into this Lease on behalf of Tenant and to deliver this Lease to Landlord;

(ii)       This Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with the terms of this Lease;

(iii)       Tenant is duly organized, validly existing and in good standing under the laws of the state of Tenant’s organization and has full power and authority to enter into this Lease, to perform Tenant’s obligations under this Lease in accordance with the terms of this Lease, and to transact business in the state in which the Premises are located; and

(iv)       The execution of this Lease by the individual or individuals executing this Lease on behalf of Tenant, and the performance by Tenant of Tenant’s obligation under this Lease, have been duly authorized and approved by all necessary corporate or partnership action, as the case may be, and the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant’s bylaws or articles of incorporation (if a corporation), agreement of partnership (if a partnership), and other charters, agreements, rules or regulations governing Tenant’s business as any of the foregoing may have been supplemented or amended in any manner.

11.10.2   LANDLORD’S AUTHORITY. As a material inducement to Tenant to enter into this Lease, Landlord, intending that Tenant rely thereon, represents and warrants to Tenant that:

(i)        Landlord is the fee owner of the Property.

(ii)       Landlord and the party executing on behalf of Landlord are fully and properly authorized to execute and enter into this Lease on behalf of Landlord and to deliver this Lease to Tenant;

(iii)       This Lease constitutes a valid and binding obligation of Landlord, enforceable against Landlord in accordance with the terms of this Lease;

(iv)       Landlord is duly organized, validly existing and in good standing under the laws of the state of Landlord’s organization and has full power and authority to enter into this Lease, to perform Landlord’s obligations under this Lease in accordance with the terms of this Lease, and to transact business in the state in which the Premises are located; and

(v)       The execution of this Lease by the individual or individuals executing this Lease on behalf of Landlord, and the performance by Landlord of Landlord’s obligation under this Lease, have been duly authorized and approved by all necessary corporate or partnership action, as the case may be, and the execution, delivery and performance of this Lease by Landlord is not in conflict with Landlord’s bylaws or articles of incorporation (if a corporation), agreement of partnership (if a partnership), and other charters, agreements, rules or regulations governing Landlord’s business as any of the foregoing may have been supplemented or amended in any manner

18

11.11       CHOICE OF LAW. This Lease shall be governed by the laws of the State of Michigan.

11.12       COUNTERPART. This Lease may be executed in multiple counterparts, each counterpart of which shall be deemed an original and any of which shall be deemed to be complete of itself and may be introduced into evidence or used for any purpose without the production of the other counterpart or counterparts. Signatures appearing hereon that have been reproduced, applied, provided, delivered or transmitted by facsimile, email, DocuSign or other electronic means shall be equally binding and effective as original signatures hereon, and shall be deemed duly and effectively delivered if so transmitted or provided.

11.13       HOLDING OVER. If Tenant remains in possession of the Premises after the end of the Term without having executed and delivered a new lease or an agreement extending the Term, there shall be no tacit renewal of this Lease or the Term, and Tenant shall be deemed to be occupying the Premises from month to month at a monthly Base Rent payable in advance on the first day of each month equal to one hundred twenty-five percent (125%) first month, one hundred fifty percent (150%) second month and two hundred percent (200%) thereafter of the monthly amount of Base Rent payable during the last month of the Term, and otherwise upon the same terms as set forth in this Lease, so far as they are applicable to a month to month tenancy. In addition to and not limiting any other rights or remedies which Landlord may have on account of Tenant holding over without written consent of Landlord, Tenant shall be liable for any and all direct and consequential damages incurred by Landlord on account of such unapproved holding over including claims by tenants entitled to future possession.

11.14       TIME IS OF THE ESSENCE. Time is of the essence of this Lease and all provisions contained herein.

11.15       APPROVAL OF PLANS AND SPECIFICATIONS. Neither review nor approval by or on behalf of Landlord of any Tenant’s plans nor any plans and specifications for any Tenant Alterations or any other work shall constitute a representation or warranty by Landlord, any of Landlord’s beneficiaries or any of their respective agents, partners or employees that such plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with Applicable Laws, it being expressly agreed by Tenant that neither Landlord, nor any of Landlord’s beneficiaries nor any of their respective agents, partners or employees assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.

11.16       RELATIONSHIP. Landlord and Tenant disclaim any intention to create a joint venture, partnership or agency relationship.

11.17       BROKERS. Tenant covenants, represents and warrants that there was and is no broker, finder or commissioned procuring cause or participant in commissions associated with Tenant’s efforts (any such person being a “Tenant’s Broker”) in connection with the negotiation and consummation of this Lease. Tenant agrees to indemnify and defend Landlord against any loss, liability, or expense (including reasonable attorney’s fees and costs) arising out of claims for fees or commissions from anyone other than a broker retained or hired by Landlord claiming to have represented Tenant in connection with the lease of the Premises.

11.18       WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE. THE PARTIES FURTHER HEREBY WAIVE THE RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED.

19

11.19       RIDERS AND EXHIBITS. All Riders, Addenda and Exhibits attached hereto and referenced herein shall be deemed to be a part hereof and are hereby incorporated.

11.20       TENANT ASSIGNMENT. Tenant will not assign this Lease, in whole or in part, or sublease the Premises, in whole or in part without the prior Consent of Landlord, which shall not be unreasonably withheld.

Notwithstanding anything herein to the contrary, no assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease or alter the primary liability of Tenant to pay all rent and to perform all obligations to be paid and performed by Tenant. Tenant shall pay to Landlord all direct costs and shall reimburse Landlord for all expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with any assignment or sublease requested by Tenant. Landlord may, in its reasonable discretion, consider all factors cognizable by law as reasonable to evaluate and consider in making its determination of whether to consent, including making a study of the financial wherewithal and credit of any proposed successor or subtenant and, in the case of an assignment, may require additional guaranties as appropriate to satisfy reasonable financial standards and criteria for approval. Any guaranty of an individual offered shall be joined by spouse and shall be in Landlord’s then current commercially reasonable form. Landlord may condition any consent to any assignment, upon the execution and delivery of Landlord’s commercially reasonable form of instrument, executed by Landlord, Tenant, the successor (assignee) tenant, and any new guarantor(s) then so arising, under the terms of which (i) the Tenant (as assignor) agrees and confirms to the foregoing continued obligations and liabilities and assigns all of its rights, title and interest in and to the Lease and all moneys having been paid thereunder, including any security deposit, (ii) the successor (as assignee) agrees to assume the Lease in all respects and to assume all obligations of payment and performance thereunder, past, present and future, including for the express benefit of Landlord and accepts the Premises in its then as-is condition, (iii) Landlord shall not be liable for, and Tenant and the successor (as assignee) shall, jointly and severally, hold Landlord harmless against and indemnify Landlord for and from any commission(s) payable associated with the assignment, and (iv) the successor (as assignee) agrees to provide all proper current evidence of insurance as called for in this Lease prior to first entry upon, on or into the Premises. Landlord may condition any consent to any sublease, upon the execution and delivery to Landlord of a commercially reasonable form of sublease agreement as between Tenant and such subtenant, under the terms of which (i) Tenant shall continue to remain primarily liable for the payment of all amounts of rental and other sums and performance of all covenants required of Tenant under the Lease, (ii) there shall be no modifications or amendments of the sublease without the prior written consent of Landlord, (iii) the subtenant shall not be granted any rights of Tenant under the Lease nor the power to exercise same, (iv) it is provided that in the event of any default under the terms and provisions of the Lease, Landlord shall have the right to collect the rental attributable to the subleased space directly from the subtenant without waiving any of Landlord’s rights against Tenant, (v) Landlord shall not be liable for, and Tenant and the subtenant shall, jointly and severally, hold Landlord harmless against and indemnify Landlord for and from any commission(s) payable associated with the sublease, and (vi) nothing in the sublease will be deemed to amend or modify the Lease as between Tenant and Landlord, and the subtenant will expressly confirm and acknowledge that the sublease is inferior and subordinate to the Lease in all respects.

11.21       LANDLORD ASSIGNMENT. Landlord will have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease. Any such sale, transfer or assignment will operate to release Landlord from any and all liability under this Lease arising after the date of such sale, assignment or transfer, so long as successor landlord assumes the obligations of landlord hereunder.

11.22       NOTWITHSTANDING ANY OTHER TERM OR CONDITION OF THIS LEASE THE FOLLOWING ADDITIONAL PROPERTY SPECIFIC TERMS AND CONDITIONS SHALL GOVERN AND CONTROL:

20

A.       OUTSIDE STORAGE - Under no circumstances shall Tenant store or display its goods or merchandise outside of the Buildings with the exception of specifically requested and approved by Landlord hard goods or materials that are specifically required for Tenant’s operations that cannot be stored within the Buildings (e.g., soil) Tenant shall ensure any outside storage is neat and organized and in compliance with all applicable Laws and Tenant shall not store any plants or other finished materials outside of the Buildings

B.       HVAC/ENVIRONMENTAL CONTROLS, GREENHOUSE ROOF AND SYSTEMS REPAIR AND MAINTENANCE: Tenant shall, at Tenant’s sole expense repair and in accordance with the terms of this Lease, shall have a maintenance agreement for the HVAC/Environmental Controls, Greenhouse Roof and Systems unless such work will be performed by a duly qualified employee of Tenant or of Tenant’s Affiliate, and will be responsible for any repairs and replacement for HVAC/Environmental Controls, Greenhouse Roof and Systems at all times during the Lease Term.

C.       TENANT’S PRIMARY DUTY. All agreements and covenants to be performed or observed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money to be paid by Tenant or to perform any other act to be performed by Tenant under this Lease, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all costs incurred or paid by Landlord shall be deemed additional rent hereunder and Tenant shall pay the same to Landlord on written demand, together with interest on all such sums and costs from the date of expenditure by Landlord to the date of repayment by Tenant at the rate of ten percent (10%) per annum.

D.       ABANDONED PROPERTY. If Tenant abandons the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

E.       GUARANTY. The full and faithful performance of Tenant hereunder and the payment of all obligations, including Rent, shall be guaranteed on a personal basis by the guarantors, if any, on a joint and several basis.

F.        SIGNAGE: All signage that will be visible from the exterior of the Buildings must be approved, in writing, by Landlord before installation and be in conformance with the Marijuana Code. It is the responsibility of the Tenant to obtain all necessary governmental permits required for signage approved by Landlord.

11.24        REFORMATION. This Lease and the transaction contemplated herein is subject to review and approval by one or more government agencies, including but not limited to The Michigan Department of Licensing and Regulatory Affairs and/or The MRA. If the Governmental Authority determines this Lease must be reformed, the Parties shall negotiate in good faith to so reform this Lease according to the Governmental Authority’s requirements while effectuating the original intent of this Lease as near as possible.

11.25      AMENDMENT. Unless otherwise provided in this Lease, this Lease may be amended, modified, or terminated only by a written instrument executed by Landlord and Tenant.

21

Signature page to that certain LEASE AGREEMENT by and between PW MI CanRE Marengo LLC, a Michigan limited liability company as Landlord, and Marengo Cannabis LLC, a Michigan limited liability company as Tenant.

IN WITNESS WHEREOF, Tenant and Landlord have caused this Lease to be duly executed as of the date first above written by their respective duly authorized officers.

SIGNED, SEALED AND DELIVERED IN THE PRESENCE OF THE FOLLOWING WITNESSES:	TENANT:
_____________________________ 1st Witness for Tenant Sign Above; Print Name: _______________

Marengo Cannabis LLC, a Michigan LLC

By: ___________________________

Print Name: _________________

Title:* [__] Manager or [__] Member or

            [__] Managing Member or

            [__] President as duly authorized officer

            [__] Other [Specify: ____________]**

*Signatory above warrants and represents that he or she is duly and properly authorized and empowered with signature authority to sign for the entity above and bind it to the terms and conditions hereof. **

**If the individual signing the Lease for Tenant is indicated having a title of “Other” above, then as a condition to full execution and delivery hereof, there must be attached to this Lease, lawfully taken entity resolutions which establish his or her authority and empowerment to execute the Lease and bind the Tenant in all respects hereto.

_____________________________ 1st Witness for Landlord Sign Above; Print Name: _______________	LANDLORD: PW MI CanRE Marengo LLC, a Michigan LLC By: ______________________,

22

EXHIBIT 1: SITE PLAN

This Exhibit is diagrammatic and is intended only for the purpose of indicating the approximate location of constructed areas comprising the Property and/or the Buildings and the approximate location of the Premises, and for the purposes of indicating approximately the boundaries of the Property if so indicated thereon. It does not in any way supersede any of Landlord’s rights set forth in the Lease, including in respect of arrangements and/or locations of shared-use parts of the common areas and changes in such arrangements and/or locations, including without limitation parking areas. It is not to be scaled; any measurements or distances shown, or parking counts should be taken as approximate. Dimensions indicated (if any) are not exact nor to scale and in any case are approximate. It does not purport to show the exact or final location of columns, division walls or other required architectural, structural, mechanical or electrical elements. References to tenants (if any) are not and shall not be deemed representations of existing or future tenancies nor of any particular tenant-mix or tenant physical arrangement or placement or operation or use or closures, now or in the future anticipated.

Balance of this page purposefully blank

23

Exhibit 2 – Budget of Landlord Funded Costs

| Building | | Square Feet |
|---|---|---|
| Greenhouse | | 508,777 |
| Warehouse | | 18,366 |
| Irrigation Space | | 27,323 |
| Bunk House | | 1,680 |
| | | |
| Total | | 556,146 |

| | | |
|---|---|---|
| **Power REIT Funded Construction Costs:** | | |
| | | |
| Licensing Costs and Consultants | | |
| Local | | 210,000 |
| State | | 1,302,000 |
| Local Ops Consultant | | 20,000 |
| MI Licensing Lawyer | | 10,000 |
| Greenhouse Consultant | | 10,000 |
| Engineer for Licensing Submission | | 8,000 |
| CPA for Licensing Submission | | 1,200 |
| Architect/MEP | | 150,000 |
| | | |
| Fire Supression - Warehouse, Irrigation and Greenhouse Nursery | | 635,000 |
| | | |
| Fire Separation Walls | | |
| Biolder Room to Greenhouse | | 5,000 |
| In Between Warehouse and Irrigation | | 10,000 |
| | | |
| Security | | |
| Perimeter Fence (2 gates, 1 auto slide gate, 1 ADA gate) | | 200,000 |
| Surveillance System | | 130,000 |
| Access Control (Key fob readers and electric door locks) | | 25000\ |
| Burglar Alarm | | 20,000 |
| Fire Alarm | | 15,000 |
| Perimeter Security Lighting | | 10,000 |
| Irrigation Space Security Fence | | 5,000 |
| | | |
| Site Work (parking area, perimeter fire access road) | | 100,000 |
| | | |
| Dry/Cure Space | | TBD |
| Trimming and Processing Space/LockerRooms/Bathrooms | | TBD |
| Greenhouse Upgrades | | TBD |
| Propagation Space (Approx. 40x60) | | TBD |
| Nursery (approx. 30,000 sf) | | TBD |
| Processing Space | | TBD |
| | | |
| Contingency/Development Fee | 5% | 142,060 |
| | | |
| Total Power REIT Funded Construction Costs: | | 2,983,260 |

24

Exhibit 3 – Rent Schedule

Month	Date	Monthly Rent	Monthly Rent if Reset
1	1-Sep-21	-	NA
2	1-Oct-21	-	NA
3	1-Nov-21	-	NA
4	1-Dec-21	-	NA
5	1-Jan-22	-	NA
6	1-Feb-22	-	NA
7	1-Mar-22	-	NA
8	1-Apr-22	-	NA
9	1-May-22	-	NA
10	1-Jun-22	-	NA
11	1-Jul-22	298,053.26	NA
12	1-Aug-22	298,053.26	NA
13	1-Sep-22	298,053.26	NA
14	1-Oct-22	298,053.26	NA
15	1-Nov-22	298,053.26	NA
16	1-Dec-22	298,053.26	NA
17	1-Jan-23	596,106.52	NA
18	1-Feb-23	596,106.52	NA
19	1-Mar-23	596,106.52	NA
20	1-Apr-23	596,106.52	NA
21	1-May-23	596,106.52	NA
22	1-Jun-23	596,106.52	NA
23	1-Jul-23	596,106.52	NA
24	1-Aug-23	596,106.52	NA
25	1-Sep-23	596,106.52	NA
26	1-Oct-23	596,106.52	NA
27	1-Nov-23	596,106.52	NA
28	1-Dec-23	596,106.52	NA
29	1-Jan-24	596,106.52	NA
30	1-Feb-24	596,106.52	NA
31	1-Mar-24	596,106.52	NA
32	1-Apr-24	596,106.52	NA
33	1-May-24	596,106.52	NA
34	1-Jun-24	596,106.52	NA
35	1-Jul-24	596,106.52	NA
36	1-Aug-24	596,106.52	NA
37	1-Sep-24	596,106.52	NA
38	1-Oct-24	596,106.52	NA

25

39	1-Nov-24	596,106.52	NA
40	1-Dec-24	596,106.52	NA
41	1-Jan-25	894,159.78	NA
42	1-Feb-25	894,159.78	NA
43	1-Mar-25	894,159.78	NA
44	1-Apr-25	894,159.78	NA
45	1-May-25	894,159.78	NA
46	1-Jun-25	894,159.78	NA
47	1-Jul-25	262,284.27	NA
48	1-Aug-25	262,284.27	NA
49	1-Sep-25	262,284.27	NA
50	1-Oct-25	262,284.27	NA
51	1-Nov-25	262,284.27	NA
52	1-Dec-25	262,284.27	NA
53	1-Jan-26	262,284.27	NA
54	1-Feb-26	262,284.27	NA
55	1-Mar-26	262,284.27	NA
56	1-Apr-26	262,284.27	NA
57	1-May-26	262,284.27	NA
58	1-Jun-26	262,284.27	NA
59	1-Jul-26	270,152.80	NA
60	1-Aug-26	270,152.80	NA
61	1-Sep-26	270,152.80	NA
62	1-Oct-26	270,152.80	NA
63	1-Nov-26	270,152.80	NA
64	1-Dec-26	270,152.80	NA
65	1-Jan-27	270,152.80	NA
66	1-Feb-27	270,152.80	NA
67	1-Mar-27	270,152.80	NA
68	1-Apr-27	270,152.80	NA
69	1-May-27	270,152.80	NA
70	1-Jun-27	270,152.80	NA
71	1-Jul-27	278,257.38	NA
72	1-Aug-27	278,257.38	NA
73	1-Sep-27	278,257.38	160,948.76
74	1-Oct-27	278,257.38	160,948.76
75	1-Nov-27	278,257.38	160,948.76
76	1-Dec-27	278,257.38	160,948.76
77	1-Jan-28	278,257.38	160,948.76
78	1-Feb-28	278,257.38	160,948.76
79	1-Mar-28	278,257.38	160,948.76

26

80	1-Apr-28	278,257.38	160,948.76
81	1-May-28	278,257.38	160,948.76
82	1-Jun-28	278,257.38	160,948.76
83	1-Jul-28	286,605.10	160,948.76
84	1-Aug-28	286,605.10	160,948.76
85	1-Sep-28	286,605.10	165,777.22
86	1-Oct-28	286,605.10	165,777.22
87	1-Nov-28	286,605.10	165,777.22
88	1-Dec-28	286,605.10	165,777.22
89	1-Jan-29	286,605.10	165,777.22
90	1-Feb-29	286,605.10	165,777.22
91	1-Mar-29	286,605.10	165,777.22
92	1-Apr-29	286,605.10	165,777.22
93	1-May-29	286,605.10	165,777.22
94	1-Jun-29	286,605.10	165,777.22
95	1-Jul-29	295,203.26	165,777.22
96	1-Aug-29	295,203.26	165,777.22
97	1-Sep-29	295,203.26	170,750.54
98	1-Oct-29	295,203.26	170,750.54
99	1-Nov-29	295,203.26	170,750.54
100	1-Dec-29	295,203.26	170,750.54
101	1-Jan-30	295,203.26	170,750.54
102	1-Feb-30	295,203.26	170,750.54
103	1-Mar-30	295,203.26	170,750.54
104	1-Apr-30	295,203.26	170,750.54
105	1-May-30	295,203.26	170,750.54
106	1-Jun-30	295,203.26	170,750.54
107	1-Jul-30	304,059.35	170,750.54
108	1-Aug-30	304,059.35	170,750.54
109	1-Sep-30	304,059.35	175,873.06
110	1-Oct-30	304,059.35	175,873.06
111	1-Nov-30	304,059.35	175,873.06
112	1-Dec-30	304,059.35	175,873.06
113	1-Jan-31	304,059.35	175,873.06
114	1-Feb-31	304,059.35	175,873.06
115	1-Mar-31	304,059.35	175,873.06
116	1-Apr-31	304,059.35	175,873.06
117	1-May-31	304,059.35	175,873.06
118	1-Jun-31	304,059.35	175,873.06
119	1-Jul-31	313,181.13	175,873.06
120	1-Aug-31	313,181.13	175,873.06

27

121	1-Sep-31	313,181.13	181,149.25
122	1-Oct-31	313,181.13	181,149.25
123	1-Nov-31	313,181.13	181,149.25
124	1-Dec-31	313,181.13	181,149.25
125	1-Jan-32	313,181.13	181,149.25
126	1-Feb-32	313,181.13	181,149.25
127	1-Mar-32	313,181.13	181,149.25
128	1-Apr-32	313,181.13	181,149.25
129	1-May-32	313,181.13	181,149.25
130	1-Jun-32	313,181.13	181,149.25
131	1-Jul-32	322,576.57	181,149.25
132	1-Aug-32	322,576.57	181,149.25
133	1-Sep-32	322,576.57	186,583.73
134	1-Oct-32	322,576.57	186,583.73
135	1-Nov-32	322,576.57	186,583.73
136	1-Dec-32	322,576.57	186,583.73
137	1-Jan-33	322,576.57	186,583.73
138	1-Feb-33	322,576.57	186,583.73
139	1-Mar-33	322,576.57	186,583.73
140	1-Apr-33	322,576.57	186,583.73
141	1-May-33	322,576.57	186,583.73
142	1-Jun-33	322,576.57	186,583.73
143	1-Jul-33	332,253.87	186,583.73
144	1-Aug-33	332,253.87	186,583.73
145	1-Sep-33	332,253.87	192,181.24
146	1-Oct-33	332,253.87	192,181.24
147	1-Nov-33	332,253.87	192,181.24
148	1-Dec-33	332,253.87	192,181.24
149	1-Jan-34	332,253.87	192,181.24
150	1-Feb-34	332,253.87	192,181.24
151	1-Mar-34	332,253.87	192,181.24
152	1-Apr-34	332,253.87	192,181.24
153	1-May-34	332,253.87	192,181.24
154	1-Jun-34	332,253.87	192,181.24
155	1-Jul-34	342,221.48	192,181.24
156	1-Aug-34	342,221.48	192,181.24
157	1-Sep-34	342,221.48	197,946.67
158	1-Oct-34	342,221.48	197,946.67
159	1-Nov-34	342,221.48	197,946.67
160	1-Dec-34	342,221.48	197,946.67
161	1-Jan-35	342,221.48	197,946.67

28

162	1-Feb-35	342,221.48	197,946.67
163	1-Mar-35	342,221.48	197,946.67
164	1-Apr-35	342,221.48	197,946.67
165	1-May-35	342,221.48	197,946.67
166	1-Jun-35	342,221.48	197,946.67
167	1-Jul-35	352,488.13	197,946.67
168	1-Aug-35	352,488.13	197,946.67
169	1-Sep-35	352,488.13	203,885.07
170	1-Oct-35	352,488.13	203,885.07
171	1-Nov-35	352,488.13	203,885.07
172	1-Dec-35	352,488.13	203,885.07
173	1-Jan-36	352,488.13	203,885.07
174	1-Feb-36	352,488.13	203,885.07
175	1-Mar-36	352,488.13	203,885.07
176	1-Apr-36	352,488.13	203,885.07
177	1-May-36	352,488.13	203,885.07
178	1-Jun-36	352,488.13	203,885.07
179	1-Jul-36	363,062.77	203,885.07
180	1-Aug-36	363,062.77	203,885.07
181	1-Sep-36	363,062.77	210,001.63
182	1-Oct-36	363,062.77	210,001.63
183	1-Nov-36	363,062.77	210,001.63
184	1-Dec-36	363,062.77	210,001.63
185	1-Jan-37	363,062.77	210,001.63
186	1-Feb-37	363,062.77	210,001.63
187	1-Mar-37	363,062.77	210,001.63
188	1-Apr-37	363,062.77	210,001.63
189	1-May-37	363,062.77	210,001.63
190	1-Jun-37	363,062.77	210,001.63
191	1-Jul-37	373,954.65	210,001.63
192	1-Aug-37	373,954.65	210,001.63
193	1-Sep-37	373,954.65	216,301.68
194	1-Oct-37	373,954.65	216,301.68
195	1-Nov-37	373,954.65	216,301.68
196	1-Dec-37	373,954.65	216,301.68
197	1-Jan-38	373,954.65	216,301.68
198	1-Feb-38	373,954.65	216,301.68
199	1-Mar-38	373,954.65	216,301.68
200	1-Apr-38	373,954.65	216,301.68
201	1-May-38	373,954.65	216,301.68
202	1-Jun-38	373,954.65	216,301.68

29

203	1-Jul-38	385,173.29	216,301.68
204	1-Aug-38	385,173.29	216,301.68
205	1-Sep-38	385,173.29	222,790.73
206	1-Oct-38	385,173.29	222,790.73
207	1-Nov-38	385,173.29	222,790.73
208	1-Dec-38	385,173.29	222,790.73
209	1-Jan-39	385,173.29	222,790.73
210	1-Feb-39	385,173.29	222,790.73
211	1-Mar-39	385,173.29	222,790.73
212	1-Apr-39	385,173.29	222,790.73
213	1-May-39	385,173.29	222,790.73
214	1-Jun-39	385,173.29	222,790.73
215	1-Jul-39	396,728.49	222,790.73
216	1-Aug-39	396,728.49	222,790.73
217	1-Sep-39	396,728.49	229,474.45
218	1-Oct-39	396,728.49	229,474.45
219	1-Nov-39	396,728.49	229,474.45
220	1-Dec-39	396,728.49	229,474.45
221	1-Jan-40	396,728.49	229,474.45
222	1-Feb-40	396,728.49	229,474.45
223	1-Mar-40	396,728.49	229,474.45
224	1-Apr-40	396,728.49	229,474.45
225	1-May-40	396,728.49	229,474.45
226	1-Jun-40	396,728.49	229,474.45
227	1-Jul-40	408,630.35	229,474.45
228	1-Aug-40	408,630.35	229,474.45
229	1-Sep-40	408,630.35	236,358.68
230	1-Oct-40	408,630.35	236,358.68
231	1-Nov-40	408,630.35	236,358.68
232	1-Dec-40	408,630.35	236,358.68
233	1-Jan-41	408,630.35	236,358.68
234	1-Feb-41	408,630.35	236,358.68
235	1-Mar-41	408,630.35	236,358.68
236	1-Apr-41	408,630.35	236,358.68
237	1-May-41	408,630.35	236,358.68
238	1-Jun-41	408,630.35	236,358.68
239	1-Jul-41	420,889.26	236,358.68
240	1-Aug-41	420,889.26	236,358.68

30

Option Period 1:

241	1-Sep-41	420,889.26	243,449.44
242	1-Oct-41	420,889.26	243,449.44
243	1-Nov-41	420,889.26	243,449.44
244	1-Dec-41	420,889.26	243,449.44
245	1-Jan-42	420,889.26	243,449.44
246	1-Feb-42	420,889.26	243,449.44
247	1-Mar-42	420,889.26	243,449.44
248	1-Apr-42	420,889.26	243,449.44
249	1-May-42	420,889.26	243,449.44
250	1-Jun-42	420,889.26	243,449.44
251	1-Jul-42	433,515.93	243,449.44
252	1-Aug-42	433,515.93	243,449.44
253	1-Sep-42	433,515.93	250,752.92
254	1-Oct-42	433,515.93	250,752.92
255	1-Nov-42	433,515.93	250,752.92
256	1-Dec-42	433,515.93	250,752.92
257	1-Jan-43	433,515.93	250,752.92
258	1-Feb-43	433,515.93	250,752.92
259	1-Mar-43	433,515.93	250,752.92
260	1-Apr-43	433,515.93	250,752.92
261	1-May-43	433,515.93	250,752.92
262	1-Jun-43	433,515.93	250,752.92
263	1-Jul-43	446,521.41	250,752.92
264	1-Aug-43	446,521.41	250,752.92
265	1-Sep-43	446,521.41	258,275.51
266	1-Oct-43	446,521.41	258,275.51
267	1-Nov-43	446,521.41	258,275.51
268	1-Dec-43	446,521.41	258,275.51
269	1-Jan-44	446,521.41	258,275.51
270	1-Feb-44	446,521.41	258,275.51
271	1-Mar-44	446,521.41	258,275.51
272	1-Apr-44	446,521.41	258,275.51
273	1-May-44	446,521.41	258,275.51
274	1-Jun-44	446,521.41	258,275.51
275	1-Jul-44	459,917.05	258,275.51
276	1-Aug-44	459,917.05	258,275.51
277	1-Sep-44	459,917.05	266,023.78
278	1-Oct-44	459,917.05	266,023.78
279	1-Nov-44	459,917.05	266,023.78
280	1-Dec-44	459,917.05	266,023.78
281	1-Jan-45	459,917.05	266,023.78

31

282	1-Feb-45	459,917.05	266,023.78
283	1-Mar-45	459,917.05	266,023.78
284	1-Apr-45	459,917.05	266,023.78
285	1-May-45	459,917.05	266,023.78
286	1-Jun-45	459,917.05	266,023.78
287	1-Jul-45	473,714.57	266,023.78
288	1-Aug-45	473,714.57	266,023.78
289	1-Sep-45	473,714.57	274,004.49
290	1-Oct-45	473,714.57	274,004.49
291	1-Nov-45	473,714.57	274,004.49
292	1-Dec-45	473,714.57	274,004.49
293	1-Jan-46	473,714.57	274,004.49
294	1-Feb-46	473,714.57	274,004.49
295	1-Mar-46	473,714.57	274,004.49
296	1-Apr-46	473,714.57	274,004.49
297	1-May-46	473,714.57	274,004.49
298	1-Jun-46	473,714.57	274,004.49
299	1-Jul-46	487,926.00	274,004.49
300	1-Aug-46	487,926.00	274,004.49

Option Period 2:

301	1-Sep-46	487,926.00	282,224.63
302	1-Oct-46	487,926.00	282,224.63
303	1-Nov-46	487,926.00	282,224.63
304	1-Dec-46	487,926.00	282,224.63
305	1-Jan-47	487,926.00	282,224.63
306	1-Feb-47	487,926.00	282,224.63
307	1-Mar-47	487,926.00	282,224.63
308	1-Apr-47	487,926.00	282,224.63
309	1-May-47	487,926.00	282,224.63
310	1-Jun-47	487,926.00	282,224.63
311	1-Jul-47	502,563.78	282,224.63
312	1-Aug-47	502,563.78	282,224.63
313	1-Sep-47	502,563.78	290,691.36
314	1-Oct-47	502,563.78	290,691.36
315	1-Nov-47	502,563.78	290,691.36
316	1-Dec-47	502,563.78	290,691.36
317	1-Jan-48	502,563.78	290,691.36
318	1-Feb-48	502,563.78	290,691.36
319	1-Mar-48	502,563.78	290,691.36

32

320	1-Apr-48	502,563.78	290,691.36
321	1-May-48	502,563.78	290,691.36
322	1-Jun-48	502,563.78	290,691.36
323	1-Jul-48	517,640.70	290,691.36
324	1-Aug-48	517,640.70	290,691.36
325	1-Sep-48	517,640.70	299,412.11
326	1-Oct-48	517,640.70	299,412.11
327	1-Nov-48	517,640.70	299,412.11
328	1-Dec-48	517,640.70	299,412.11
329	1-Jan-49	517,640.70	299,412.11
330	1-Feb-49	517,640.70	299,412.11
331	1-Mar-49	517,640.70	299,412.11
332	1-Apr-49	517,640.70	299,412.11
333	1-May-49	517,640.70	299,412.11
334	1-Jun-49	517,640.70	299,412.11
335	1-Jul-49	533,169.92	299,412.11
336	1-Aug-49	533,169.92	299,412.11
337	1-Sep-49	533,169.92	308,394.47
338	1-Oct-49	533,169.92	308,394.47
339	1-Nov-49	533,169.92	308,394.47
340	1-Dec-49	533,169.92	308,394.47
341	1-Jan-50	533,169.92	308,394.47
342	1-Feb-50	533,169.92	308,394.47
343	1-Mar-50	533,169.92	308,394.47
344	1-Apr-50	533,169.92	308,394.47
345	1-May-50	533,169.92	308,394.47
346	1-Jun-50	533,169.92	308,394.47
347	1-Jul-50	549,165.02	308,394.47
348	1-Aug-50	549,165.02	308,394.47
349	1-Sep-50	549,165.02	317,646.30
350	1-Oct-50	549,165.02	317,646.30
351	1-Nov-50	549,165.02	317,646.30
352	1-Dec-50	549,165.02	317,646.30
353	1-Jan-51	549,165.02	317,646.30
354	1-Feb-51	549,165.02	317,646.30
355	1-Mar-51	549,165.02	317,646.30
356	1-Apr-51	549,165.02	317,646.30
357	1-May-51	549,165.02	317,646.30
358	1-Jun-51	549,165.02	317,646.30
359	1-Jul-51	565,639.97	317,646.30
360	1-Aug-51	565,639.97	317,646.30

33

GUARANTY

FOR VALUE RECEIVED and in consideration for and as an inducement to Landlord granting, executing, delivering that certain lease of the Premises referenced in the annexed lease for the property located at 22695 J Dr N, Marshall, MI 49068, (the “Lease”), by PW MI CanRE Marengo LLC the Landlord (hereinafter called “Landlord”) to Marengo Cannabis, LLC, the Tenant (hereinafter called “Tenant”), and in further consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Landlord to Tenant, the undersigned (the receipt and sufficiency thereof being mutually acknowledged), the undersigned does hereby absolutely and unconditionally guarantee to Landlord the full and timely payment of the rent, additional rents and other charges (hereinafter collectively called “rents”) and the full and timely performance of all other terms, covenants and conditions contained in the Lease on the part of the tenant under the Lease to be paid and/or to be performed thereunder, and if any default shall be made by the tenant under the Lease, the undersigned does hereby covenant and agree to pay to Landlord in each and every instance such sum or sums of money such tenant is or shall become liable for and/or obliged to pay under the Lease and/or fully to satisfy and perform any and all such other terms, including the completion of the Greenhouse and other construction by Tenant, covenants and conditions of the Lease on the part of the tenant thereunder to be paid or performed and also to pay any and all damages, expenses and attorneys’ fees including those incurred at all pre-trial, trial and appellate levels, and including attorneys’ fees in any bankruptcy proceedings, in any case whether suit be instituted or not (hereinafter collectively called “damages”) that may be suffered or incurred by Landlord in consequence of the non-payment, partial payment or late payment of said rents or the non-performance, partial performance or late performance of any such other terms, covenants and conditions of the Lease; such payments or rents to be made monthly or at such other intervals as the same shall or may become payable under the Lease, including any accelerations thereof; such performance of said other terms, covenants and conditions to be made when due under the Lease and such damages to be paid when incurred by Landlord, all without requiring any notice from Landlord or proof of notice or demand, all of which the undersigned hereby expressly waives.

The undersigned hereby waives notice of the acceptance of this Guaranty and any notice to or demand upon the undersigned which Landlord might otherwise be required to give or make in connection with any matter relating to this Guaranty. This Guaranty is absolute and is not conditioned upon the genuineness, validity, regularity or enforceability of the Lease. The maintenance of any action or proceeding by Landlord to recover any sum or sums that may be or become due under the Lease or to secure the performance of any of the other terms, covenants and conditions of the Lease or to recover damages, shall not preclude Landlord from thereafter instituting and maintaining subsequent actions or proceedings for any subsequent default or defaults of the tenant under the Lease.

The undersigned does hereby consent that without affecting the liability of the undersigned under this Guaranty and without notice to the undersigned, time may be given by Landlord to the tenant under the Lease for payment of rents and performance of said other terms, covenants and conditions, or any of them, and such time extended and indulgences granted, from time to time, shall not diminish or affect the obligations of the undersigned or relieve the undersigned from any liability under this Guaranty. The undersigned agrees that the tenant may be dispossessed and/or Landlord may avail itself of or exercise any or all of the rights and/or remedies against the tenant provided by law or by the Lease, and may proceed either against the tenant alone or jointly against the tenant and the undersigned or against the undersigned alone without proceeding against the tenant. The undersigned does hereby further consent to any subsequent changes, modifications and/or amendments of the Lease and any of its terms, covenants and conditions, or in the rents payable thereunder, and/or to any assignment or assignments or subleases of the Lease, and/or to any renewals or extensions thereof, all of which may be made without notice to or consent of the undersigned and without in any manner releasing or relieving the undersigned from liability under this Guaranty.

The undersigned does hereby further agree that in respect of any payments made by the undersigned hereunder, the undersigned shall not have any rights based on suretyship or otherwise to stand in the place of Landlord so as to compete with Landlord as a creditor of Tenant or any co-guarantor, irrespective of any lien subordination otherwise granted by Landlord, unless and until all claims of Landlord under the Lease shall have been fully paid and satisfied. The undersigned further agrees that the bankruptcy of Tenant or the filing by or against Tenant for relief or remedy under the Federal Bankruptcy Code or any foreign, state or local laws of similar import shall have no effect on the obligations of the undersigned hereunder notwithstanding that the Lease may have been disaffirmed or otherwise impaired. This Guaranty and any of the provisions hereof cannot be modified, waived or terminated, unless in writing, signed by Landlord. All losses, damages, attorneys’ fees through all levels of proceedings, whether or not suit be instituted, and other costs and expenses of whatsoever nature which Landlord incurs in connection with or incidental to the enforcement of this Guaranty shall be payable immediately by the undersigned to Landlord. If the undersigned fails to pay any amount payable under this Guaranty when due, interest on such amount shall accrue at the highest legal rate per annum chargeable to the undersigned in the State wherein the Demised Premises are situated.

34

The provisions of this Guaranty shall apply to and bind and inure to the benefit of the undersigned and Landlord and their respective heirs, legal representatives, successors and assigns; and if there is more than one (1) Guarantor, the liability hereunder shall be joint and several. The undersigned further represents to Landlord, as an inducement for Landlord to make the Lease, that the undersigned (or either of them, alone) owns all of the entire outstanding capital (and/or other) stock (or evidence of ownership interests) of the Tenant, that the execution and delivery of this Guaranty is not in contravention of the charter or by-laws or applicable state laws governing such Tenant (or the undersigned where the undersigned is an entity), and has been duly authorized by the Board of Directors and/or managing member, if required, its shareholders or other ownership interest holders of Tenant (and the undersigned where the undersigned is an entity).

During the Term of the Lease which this Guaranty is related to, Guarantor covenants and agree that they will not invest in or build or operate a facility that is reasonably likely to have a negative impact on the performance of the Property during the Term of the Lease and that Tenant and Guarantor will not operate, invest in or build such a competitive facility unless the status of the operations at the Premises and the net operating income actually support the need for additional facilities. Guarantor covenants and agrees to focus a sufficient and appropriate amount their professional acumen and time and attention on Tenant’s activities and Tenant’s ability to service its debt and pay its Rent to Landlord on a consistent and timely basis.

Upon request of Landlord (or any successor thereto), the undersigned agrees to deliver (i) a Secretary’s certification and resolution authorizing the execution and delivery of the Lease and/or, (ii) from time to time, a written estoppel statement assuring the recipient that this Guaranty remains in full force and effect and is fully enforceable in accordance with its terms, and including any other reasonable statement relating hereto as the requesting party may require. The undersigned hereby irrevocably consents and submits to the jurisdiction of any federal, state, county or municipal court sitting in the State of Michigan in respect to any action or proceeding brought therein by Landlord against the undersigned concerning any matters arising out of or in any way relating to the Lease or this Guaranty.

The undersigned hereby irrevocably consents to the service upon it of process in any such action or proceeding by the mailing of such process to the undersigned at the Premises or at such other address as the undersigned may specify in a writing sent to Landlord by certified or registered mail, return receipt requested, and hereby agrees that such service shall be deemed sufficient. The undersigned agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The undersigned further agrees that any action or proceeding by the undersigned against Landlord in respect to any matters arising out of or in any way relating to the Lease or this Guaranty shall be brought only in the State Court having jurisdiction over the County and/or municipality or local political subdivision (as applicable) where the Property covered by the Lease is located, and that the undersigned shall not object in any proceeding to the jurisdiction and venue thereof. This Guaranty shall be governed by the internal laws of the State of Michigan without regard to conflicts of laws principles.

Undersigned guarantors who indicate accordingly, represent and warrant that they are married to each other as husband and wife.

35

AS A FURTHER INDUCEMENT TO LANDLORD TO MAKE THE LEASE AND IN CONSIDERATION THEREFOR, LANDLORD AND THE UNDERSIGNED HEREBY AGREE THAT IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER LANDLORD OR THE UNDERSIGNED AGAINST THE OTHER IN RESPECT TO ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE LEASE OR THIS GUARANTY, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THAT LANDLORD AND THE UNDERSIGNED SHALL AND DO HEREBY WAIVE TRIAL BY JURY; AND THE PARTIES FURTHER HEREBY WAIVE THE RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE FOREGOING WAIVERS ARE IRREVOCABLE AND MUTUALLY, KNOWINGLY, WILLINGLY, INTENTIONALLY AND VOLUNTARILY MADE AFTER EACH PARTY HAS HAD THE BENEFIT OF OR OPPORTUNITY TO GAIN LEGAL ADVICE AND COUNSEL. EACH PARTY REPRESENTS, WARRANTS AND AFFIRMS TO THE OTHER THAT NO PARTY HAS IN ANY WAY AGREED, REPRESENTED OR OTHERWISE SUGGESTED OR IMPLIED THAT IT WILL NOT FULLY ENFORCE THE FOREGOING WAIVERS IN ALL INSTANCES. LANDLORD IS DEEMED TO HAVE JOINED IN THE WAIVERS OF JURY TRIAL AND RELATED PROVISIONS OF THIS CAPITALIZED PARAGRAPH BY ITS ACCEPTANCE OF THIS GUARANTY. NOTWITHSTANDING THE FOREGOING IN THE EVENT ANY PROVISION OF THIS GUARANTY IS PROHIBITED, UNENFORCEABLE OR INVALID UNDER THE LAWS OF ANY JURISDICTION, INCLUDING THOSE OF THE STATE INDICATED ABOVE, SUCH PROHIBITION, UNENFORCEABLE OR INVALID PROVISION SHALL NOT IN ANY FASHION AFFECT THE ENFORCEABILITY OR VALIDITY OF THE REMAINING PROVISIONS HEREOF.

Dated _______________, 2021

WITNESS:	GUARANTOR:
[Each Witness as to both Guarantor executions]
Millennium Cannabis LLC

[Witness Sign & Print Above]

36